Exhibit 3.2

AMENDED AND RESTATED
BY-LAWS
OF
SALARY.COM, INC.

1.           OFFICES:

1.1.           Salary.com, Inc. (the “Corporation”) may have an office or offices at such places as the Board of Directors may from time to time designate.

2.           MEETING OF STOCKHOLDERS:

2.1.           The annual meeting of stockholders for the election of directors shall be held at such time and date as may be fixed by the Board of Directors.

2.2.           Special meetings of the stockholders may be called at any time by the president, and shall be called by the president or secretary on the request in writing, or by vote, of a majority of the directors, or at the request in writing of stockholders of record owning a majority in amount of the capital stock outstanding and entitled to vote.

2.3.           All meetings of the stockholders may be held at such place or places, within or without the State of Delaware, as may from time to time be fixed by the Board of Directors or as shall be specified and fixed in the respective notices or waiver of notice thereof.

3.           DIRECTORS:

3.1.           The property and business of the Corporation shall be managed by, or under the direction of, its Board of Directors, consisting of one or more directors as determined from time to time by resolution of the Board of Directors.

3.2.           Each director shall hold office until the next annual election, and until such director’s successor is elected and qualified, or until such director’s earlier resignation or removal.  Directors shall be elected by the stockholders, except that vacancies in the Board of Directors by reason of death, resignation or otherwise and newly created directorships may be filled for the unexpired term by the remaining directors, though less than a quorum, by a majority vote.

4.           POWER OF DIRECTORS:

4.1.           The Board of Directors shall have such general and specific powers as are conferred upon corporations by the Delaware General Corporation Law (the “DGCL”), as amended from time to time, subject only to the provisions of the statutes, Certificate of Incorporation, and these By-Laws, which may restrict or deny such powers.

5.           MEETING OF DIRECTORS:

5.1.           After each annual election of directors, the newly elected directors may meet for the purpose of organization, the election of officers, and the transaction of other business, at such place and time as may be fixed by the stockholders at the annual meeting, and if a majority of the directors be present at such place and time, no prior notice of such meeting shall be required to be given to the directors.  The place and time of such meeting may also be fixed by written consent of the directors.   Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

5.2.           Special meetings of the Board of Directors may be called by the president, and shall be called by the president or the secretary at the written request of a majority of the directors, by notice to each director given five (5) days prior to the meeting if by mail, or two (2) days prior to the meeting if by telephone, facsimile telecommunication or electronic transmission.

5.3.           Special meetings of the Board of Directors may be held within or without the State of Delaware at such place as is indicated in the notice or waiver of notice thereof.

5.4.           A majority of the directors shall constitute a quorum, but a smaller number may adjourn from time to time, without further notice, until a quorum is secured.

6.           EXECUTIVE AND OTHER COMMITTEES:

6.1.           The Board of Directors may designate an executive committee and one or more other committees each to consist of one or more of the directors of the Corporation.

6.2.           Any such committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation to the extent provided in the resolution of the Board of Directors, subject to applicable laws.

6.3.           The executive committee and such other committees shall meet at stated times or on notice to all by any of their own number.  They shall fix their own rules of procedure.  A majority shall constitute a quorum, but unless otherwise determined by the Board of Directors, the affirmative vote of a majority of the whole committee shall be necessary in every case.

7.           OFFICERS OF THE CORPORATION:

7.1.           The officers of the Corporation may be a President, one or more Vice-Presidents, Secretary, Treasurer, and such other officers as may from time to time be chosen by the Board of Directors.

7.2.           Each officer shall hold office until such officer’s successor is elected and qualified or until such officer’s earlier resignation or removal.  Any officer may resign at any time upon written notice to the Corporation.   Any officer may be removed either with or without cause at any time by the Board of Directors.  If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

8.           DUTIES OF THE PRESIDENT:  Unless otherwise determined by the Board of Directors,

8.1.           The President shall be the chief executive officer of the Corporation unless otherwise determined by the Board of Directors.  It shall be the President’s duty to preside at all meetings of the stockholders; to have general and active management of the business and the Corporation; to see that all orders and resolutions of the Board of Directors are carried into effect; to execute all contracts, agreements, deeds, bonds, mortgages and other obligations and instruments, in the name of the Corporation, and to affix the corporate seal thereto when authorized by the Board of Directors or the executive committee.

8.2.           The President shall have the general supervision and direction of the other officers of the Corporation and shall see that their duties are properly performed and shall have the general duties and powers of supervision and management usually vested in the office of the President of a Corporation.

9.           VICE PRESIDENT: Unless otherwise determined by the Board of Directors,

9.1.           The Vice-Presidents, in the order designated by the Board of Directors, shall be vested with all powers and required to perform all the duties of the President in the President’s absence or disability and shall perform such other duties as may be prescribed by the Board of Directors.

10.           PRESIDENT PRO TEM:

10.1.           In the absence or disability of the President and the Vice-President, the Board of Directors may appoint from their own number a president pro tem.

11.           SECRETARY: Unless otherwise determined by the Board of Directors,

11.1.           The Secretary shall attend all meetings of the Corporation, the Board of Directors, the executive committee and standing committees.  The Secretary shall act as clerk thereof and shall record all of the proceedings of such meetings in a book kept for that purpose.  The Secretary shall give proper notice of meetings of stockholders and Board of Directors and shall perform such other duties as shall be assigned by the President or the Board of Directors.

12.           TREASURER: Unless otherwise determined by the Board of Directors,

12.1.           The Treasurer shall have custody of the funds and securities of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

12.2.           The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, executive committee or President, taking proper vouchers for such disbursements, and shall render to the President and Board of Directors, whenever they may require it, an account of all his transactions as Treasurer, and of the financial condition of the Corporation, and at the regular meeting of the Board of Directors next preceding the annual stockholders’ meeting, a like report for the preceding year.

12.3.           The Treasurer shall keep an account of stock registered and transferred in such manner and subject to such regulations as the Board of Directors may prescribe.

12.4.           The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in such sum and in form and with security satisfactory to the Board of Directors for the faithful performance of the duties of his office and the restoration to the Corporation, in case of his death, resignation or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession, belonging to the Corporation.  The Treasurer shall perform such other duties as the Board of Directors or executive committee may from time to time prescribe or require.

13.           DUTIES OF OFFICERS MAY BE DELEGATED:

13.1.           In case of the absence or disability of any officer of the Corporation or for any other reason deemed sufficient by a majority of the Board of Directors, the Board of Directors may delegate his powers or duties to any other officer or to any director for the time being.

14.           CERTIFICATES OF STOCK:

14.1.           Certificates of stock shall be signed by the Chairman, the Vice Chairman, the  President or a Vice-President, and either by the Treasurer, Assistant Treasurer, Secretary or Assistant Secretary.  If a certificate of stock be lost or destroyed, another may be issued in its stead upon proof of loss or destruction and the giving of a satisfactory bond of indemnity in an amount sufficient to indemnify the Corporation against any claim.  A new certificate may be issued without requiring bond when, in the judgment of the Board of Directors, it is proper to do so.

15.           TRANSFER OF STOCK:

15.1.           Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books.

16.           STOCKHOLDERS OF RECORD:

16.1.           The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person whether or not it shall have express or other notice thereof, save as expressly provided by the laws of Delaware.

17.           FISCAL YEAR:

17.1.           The fiscal year of the Corporation shall be determined by the Board of Directors.

18.           DIVIDENDS:

18.1.           Dividends upon the capital stock may be declared by the Board of Directors at any regular or special meeting and may be paid in cash or property or in shares of the capital stock.  The Board of Directors may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purposes and may alter or abolish any such reserve or reserves.

19.           CHECKS FOR MONEY:

19.1.           All checks, drafts or orders for the payment of money shall be signed by the Treasurer or by such other officer or officers as the Board of Directors may from time to time designate.  No check shall be signed in blank.

20.           BOOKS AND RECORDS:

20.1.           The books, records and accounts of the Corporation except as otherwise required by the laws of the State of Delaware, may be kept within or without the State of Delaware, at such place or places as may from time to time be designated by the By-Laws or by resolution of the Board of Directors.

21.           NOTICES:

21.1.           Except as otherwise specifically provided herein or required by law, all notices required to be given to any stockholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mails, postage paid, or by sending such notice by facsimile telecommunication or electronic transmission.  Any such notice shall be addressed to such stockholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation.  The time when such notice is received, if hand delivered, or when such notice is dispatched, if delivered through the mail, by facsimile telecommunication or electronic transmission, shall be the time of the giving of the notice.

21.2.           A written waiver of any notice, signed by a stockholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such stockholder, director, officer, employee or agent.  Neither the business nor the purpose of any meeting need be specified in such a waiver.

22.           AMENDMENT:

22.1.           These By-Laws may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for that purpose, by affirmative vote of a majority of the stock issued and outstanding and entitled to vote or of a majority of the whole board of directors, as the case may be.

23.           INDEMNIFICATION:

23.1.          Definitions.

For purposes of this Section 23:

“Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this definition, an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

“Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

“Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

“Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

“Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

“Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

“Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

“Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

23.2           Indemnification of Directors and Officers.

23.2.1.  Subject to the operation of Section 23.4 of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 23.2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Director or Officer’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

23.3.           Indemnification of Non-Officer Employees.

23.3.1.  Subject to the operation of Section 23.4 of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 23.3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

23.4. Good Faith.

23.4.1  Unless ordered by a court, no indemnification shall be provided pursuant to this Section 23 to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

23.5  Advancement of Expenses to Directors Prior to Final Disposition.

23.5.1  The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses. Notwithstanding the foregoing, the Corporation shall advance all Expenses incurred by or on behalf of any Director seeking advancement of expenses hereunder in connection with a Proceeding initiated by such Director only if such Proceeding was (i) authorized by the Board of Directors of the Corporation, or (ii) brought to enforce Director’s rights to indemnification or advancement of Expenses under these By-laws.

23.5.2  If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within ten (10) days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Section 23 shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

23.5.3  In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

23.6 Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

23.6.1 The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

23.6.2 In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

23.7 Contractual Nature of Rights.

23.7.1 The foregoing provisions of this Section 23 shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Section 23 is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in part upon any such state of facts.

23.7.2 If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within sixty (60) days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Section 23 shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

23.7.3 In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

23.8 Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Section 23 shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

23.9 Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Section 23.

23.10 Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Section 23 as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.